                                   Exhibit 11
                 Statement re: Computation of Per Share Earnings

                                                                     Six Months    Six Months        Three Months   Three Months
                                                                          Ended         Ended               Ended          Ended
                                                                       June 30,      June 30,            June 30,       June 30,
                                                                           2000          1999                2000           1999
                                                                ---------------  -------------     ---------------   ------------
  Basic Net Income (Loss) per Common Share:

       Numerator:
            Net income (loss) for the period                     $    (221,327)     1,774,105              10,888      2,119,723
            Series A preferred stock dividends                        (150,000)      (150,000)            (75,000)       (75,000)
                                                                ---------------  -------------     ---------------   ------------
            Net income (loss) attributable to
                common shares                                    $    (371,327)     1,624,105             (64,112)     2,044,723
                                                                ===============  =============     ===============   ============
       Denominator:
            Actual common shares outstanding:
                Beginning of period                                  2,029,313      1,943,935           2,020,278      1,963,935
                End of period                                        2,022,530      1,969,935           2,022,530      1,969,935
                Weighted average for the period
                 (Based on the actual days which
                     the  incremental shares, if any,
                     were outstanding)                               2,020,641      1,955,027           2,015,106      1,965,451
                                                                ===============  =============     ===============   ============

       Basic net income (loss) per common share                  $       (0.18)          0.83               (0.03)          1.04
                                                                ===============  =============     ===============   ============


  Diluted Net Income (Loss) per Common Share:

       Numerator:
            Net income (loss) attributable to
                common shares                                    $    (371,327)     1,624,105             (64,112)     2,044,723
            Impact of assumed conversions:
                Series A preferred stock dividends                           -        150,000                   -         75,000
                Convertible debenture interest, net of tax                   -        124,000                   -         62,000
                                                                ---------------  -------------     ---------------   ------------

                                                                 $    (371,327)     1,898,105             (64,112)     2,181,723
                                                                ===============  =============     ===============   ============

       Denominator:
            Weighted average common shares outstanding               2,020,641      1,955,027           2,015,106      1,965,451
            Impact of assumed conversions:
                Common share equivalents resulting
                     from "in-the-money" stock options                       -         26,608                   -         32,023
                Series A preferred stock                                     -        594,859                   -        558,140
                Convertible debentures                                       -        555,555                   -        555,555
                                                               ----------------       --------    ----------------       --------

                                                                      2,020,641      3,132,049           2,015,106      3,111,169
                                                                ===============  =============     ===============   ============

       Diluted net income (loss) per common share                $       (0.18)          0.61               (0.03)          0.70
                                                                ===============  =============     ===============   ============


Note:The assumed conversion of the convertible debentures and the Series A preferred stock were excluded from the 2000 computations of diluted net income (loss) per common share because the effect would be antidilutive for the periods presented.

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